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                             DORSEY & WHITNEY LLP

  MINNEAPOLIS              PILLSBURY CENTER SOUTH                   BILLINGS

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     SEATTLE         MINNEAPOLIS, MINNESOTA 55402-1498              MISSOULA

     DENVER              TELEPHONE: (612) 340-2600                  BRUSSELS

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   ANCHORAGE                                                        ROCHESTER

    LONDON                                                        SALT LAKE CITY

  COSTA MESA                                                        VANCOUVER



Advantus International Balanced Fund, Inc.
400 Robert Street North
St. Paul, Minnesota 55101

Ladies and Gentlemen:

               We have acted as counsel to Advantus International Balanced Fund, Inc., a Minnesota corporation (the "Fund"), in connection with a Registration Statement on Form N-1A (File No. 33-80756) (the "Registration Statement") relating to the sale by the Fund of an indefinite number of shares of the Fund's Class A Common Shares, Class B Common Shares and Class C Common Shares, each with a par value of $.01 per share (the "Shares").

               We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering out opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Fund, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements are valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Fund and of public officials. We have also assumed that the Shares will be issued and sold as described in the Registration Statement.

               Based on the foregoing, we are of the opinion that upon issuance, delivery and payment for the Shares as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

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                              DORSEY & WHITNEY LLP



Advantus International Balanced Fund, Inc.
February 22, 2000
Page 2


               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Service Providers" in the Prospectus which constitutes a part of the Registration Statement.

Dated February 22, 2000



                                                 Very truly yours,

                                                 /s/ Dorsey & Whitney LLP

                                                 Dorsey & Whitney LLP


MJR